Exhibit 99.1

September 15, 2015	For more information:
Linda Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. DECLARES QUARTERLY DIVIDEND

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) announced today that its Board of Directors declared a quarterly dividend of $0.075 per common share, payable on October 16, 2015 to shareholders of record as of the close of business on October 1, 2015.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, as well as steinmart.com, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

SMRT-F

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com